UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event report: May 17, 2012

 (Exact name of registrant as specified in its charter)

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Florida	000-17746	64-1045859
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7300 North Federal Highway, Suite 207, Boca Raton, FL 33487

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 561 878 3600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant

During the years that Joel Baum was retained as the Auditor for the Company, there were no disagreements with Joel Baum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, if not resolved to their satisfaction, which would have caused Joel Baum to make reference to the subject matter of the disagreement in connection with company reports.

The Company was stagnate from July 2008 to Y2010, due to the Founder and CEO of the Company having been diagnosed with serious illness and subsequently died.

In the interests of the 1,130 Andover Shareholders of Record, the Chairman of the Board of Directors, Dr. Gerfried Mueller, contacted a few of the Company’s major shareholders urging them to save the Company, by bringing forward the Company’s Quarterly and Annual Reports, in preparation for making a potential Acquisition for the Company.

On December 28, 2011, new Management completed and filed the Company’s Annual Filing for Y2008. This filing was followed by the Y2009 and Y2010 Quarterlies and Annuals having been filed. Throughout this time, it had been brought to Joel Baum’s (Auditor) attention that the Accounts Payable had not been updated since Y2008, and that new Management had pursued an intensive teleconferencing program for verification of the Company’s Accounts Payable Balances, with a Quick Books Expert, the Company’s CPA, and the Company’s CEO. Joel Baum insisted said that the Company should not make any changes to its Accounts Payables, until we got to the March 31, 2011 Filing. Joel Baum gave Management no explanation for this direction.

On April 10, 2012, Joel Baum sent a new Engagement Letter for Auditor requesting a non refundable Deposit of $2500 to perform subsequent filings thru 12/31/12. He received payment. Joel Baum sent his List of Requirements, i.e. Bank Statements, Quickbooks, New Accounts Payable, Board Minutes, names and addresses of persons making Loans to the Company, and the CEO’s Employment Agreement.

On May 16, 2012, the March 31, 2011 Quarterly Financials and Text were completed and sent for Edgar Filings, with a copy to Joel Baum for his review. On May 17, 2012, Joel Baum resigned, as Auditor and gave notification that he did not consent to this March 31, 2011 filing. Additionally, he demanded the Balance of his (Engagement Letter) Fee be paid.

As there is a material dispute between Andover Holdings, Inc. and Joel Baum, he will receive a copy of this 8K, on May 21, 2012, and will be replaced, as Auditor.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Andover Holdings, Inc.

By:	/s/ Barbara Lang Tolley
Barbara Lang Tolley, President

Date:  May 21, 2012